Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of MICHAEL J. HOFFMAN AND TIMOTHY P. DORDELL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to The Toro Company 2010 Equity and Incentive Plan (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 16th day of March, 2010.

Signature
/s/ Robert C. Buhrmaster Robert C. Buhrmaster
/s/ Janet K. Cooper Janet K. Cooper
/s/ Gary L. Ellis Gary L. Ellis
/s/ Katherine J. Harless Katherine J. Harless
/s/ Robert H. Nassau Robert H. Nassau
/s/ Gregg W. Steinhafel Gregg W. Steinhafel
/s/ Inge G. Thulin Inge G. Thulin
/s/ Christopher A. Twomey Christopher A. Twomey